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Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation in this Registration Statement on Form S-3 of our report dated June 10, 2004, except as to Notes 6, 12, 21 and 24 related to the change in reported segments and certain subsequent events, as to which the date is September 21, 2004, relating to the financial statements, which appears in Adaptec, Inc.'s Current Report on Form 8-K dated September 24, 2004. We also consent to the incorporation by reference of our report dated June 10, 2004 relating to the financial statement schedule, which appears in Adaptec Inc.'s Annual Report on Form 10-K for the year ended March 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

San Jose, California

September 21, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM